UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2014

BIG TREE GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-27845 (Commission File Number)	90-0287423 (IRS Employer Identification No.)

South Part 1-101, Nanshe Area, Pengnan Industrial Park, North Yingbinbei Road, Waisha Town, Longhu District, Shantou, Guangdong, China	515023
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(86) 754 83238888

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

On May 13, 2014, the Board of Directors of Big Tree Toy Group, Inc. determined that certain of our consolidated financial statements could no longer be relied upon as a result of an error in these financial statements, including:

• our audited consolidated balance sheet as of December 31, 2012 and the related consolidated statements of operations and comprehensive income, and changes of shareholders’ equity for the year ended December 31, 2012.

The Annual Report on Form 10-K of Big Tree Group, Inc. for the year ended December 31, 2013 will reflect the restatement of our audited consolidated financial statements as of December 31, 2012 and for the year ended December 31, 2012.

Based upon analysis of our current tax research and interpretations of China tax regulations, we have determined that our subsidiary, Big Tree International Co., Ltd., a Brunei company, may be considered a non-resident PRC company and may be subject to China income taxes and other payroll benefit taxes. Accordingly, we have decided to accrue China income taxes and payroll benefit taxes pursuant to China tax regulations. At December 31, 2012, we increased our current liabilities by $1,216,648, reduced net income by $768,443 or $0.08 per common share (basic and diluted) to reflect the accrual of income taxes, payroll benefit taxes and all related estimated penalties and interest, we reduced beginning retained earnings by $440,099 to reflect the accrual of such taxes and penalties for the 2011 period, and increased accumulated other comprehensive loss by $8,106. Currently, we are reviewing our corporate tax structure and plan on restructuring our tax structure to ensure that Big Tree International Co., Ltd. is not subject to such taxes in China.

We expect to file an Annual Report on Form 10-K for the year ended December 31, 2013 to reflect restatement as soon as practicable. Our Chief Financial Officer has discussed the matters disclosed in this report with RBSM LLP, our current independent registered public accounting firm, which issued the audit report on our December 31, 2012’s consolidated financial statements.  RBSM LLP’s audit report for the year ended December 31, 2013, to be included in our Annual Report, will reflect the restatement of our 2012 consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Big Tree Group, Inc.

Date: May 13, 2014	By: /s/ Wei Lin
Wei Lin, Chief Executive Officer and Chairman of the Board of Directors